Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Investment Trust

We consent to the use of our report dated October 26, 2016, with respect to the financial statements of Nuveen Large Cap Core Plus Fund and Nuveen Large Cap Core Fund (funds within Nuveen Investment Trust), incorporated herein by reference, and to the references to our firm under the headings “Service Providers” and “Financial Highlights” in the Proxy Statement/Prospectus filed on Form N-14.

/s/ KPMG LLP

Chicago, Illinois

July 25, 2017